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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2004

AFFILIATED MANAGERS GROUP, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0001-13459 (Commission file number)	043218510 (IRS employer identification no.)
600 Hale Street, Prides Crossing, MA 01965 (Address of principal executive offices) (Zip code)

(617) 747-3300
(Registrant's telephone number, including area code)

Item 7. Exhibits.

        Exhibit 99.1 Registrant's Press Release dated January 28, 2004.

Item 9. Regulation FD Disclosure.

        The following information is furnished pursuant to Item 9, "Regulation FD Disclosure." On January 28, 2004, Registrant issued a press release regarding the acquisition of Genesis Asset Managers. A copy of this press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. By this filing, Registrant is not establishing the practice of filing all press releases in the future and may discontinue such filings at any time.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.
Date: January 28, 2004	/s/ DARRELL W. CRATE DARRELL W. CRATE Executive Vice President, Chief Financial Officer and Treasurer (and also as Principal Financial and Accounting Officer)

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  Item 7. Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES